Exhibit 99.1
NEWS RELEASE

Date: September 17, 2008	CorVel Corporation 2010 Main Street Suite 600 Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham Phone: 949-851-1473 http://www.corvel.com
CorVel Announces Expanded Share Buyback
Irvine, CA, September 17, 2008 — CorVel Corporation (CRVL — NASDAQ National Market), reported that the Company’s Board of Directors has approved a 1,000,000 share expansion to its existing stock repurchase plan, increasing the total number of shares approved for repurchase to 13,150,000.
CorVel commenced its share repurchase program in the fall of 1996. Since its inception through June 30, 2008, the Company has spent $166 million to repurchase 11,787,614 shares, equal to 46% of the outstanding common stock had there been no repurchases. These purchases have been funded primarily from net earnings. CorVel had 13,758,451 shares of common stock, net of treasury shares, outstanding as of June 30, 2008.
“CorVel continues to pursue expansion through both internal growth and acquisition. However, during periods when cash balances exceed internal needs, the Company will consider the repurchase of outstanding common stock,” said Gordon Clemons, CorVel’s Chairman.
The shares in the expanded repurchase program will be purchased from time to time at prevailing market prices, through open market or unsolicited negotiated transactions, depending upon market conditions. There is no guarantee as to the exact number of shares that will be repurchased by CorVel, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted. The purchased shares will be used for general purposes, including issuance under the Company’s stock option and stock purchase plans.
The Company also announced that pursuant to Board of Directors approval, the Company entered into a pre-arranged stock trading plan on September 16, 2008 to repurchase shares of its common stock. The stock trading plan will be in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and consistent with CorVel Corporation’s policies regarding stock transactions. Rule 10b5-1 allows public companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information in their possession.

About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of disability management. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, and auto and disability management insurance markets. The Company provides claims administration, preferred providers networks, case management, utilization management, and medical bill review to more than 2,000 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial statements and business. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.